EXHIBIT 99.1

ChinaCast Education Corporation Adopts Stockholder Rights Plan

Beijing, September 30, 2011 -- ChinaCast Education ("ChinaCast" or the "Company", Nasdaq GS: ), a leading post-secondary education and e-learning services provider in China, today announced the adoption of a stockholder rights plan (the "Rights Plan").  The objectives of the Rights Plan are to ensure that all shareholders of the Company are treated equally and fairly in connection with any take-over bid for the Company.  While the Board of Directors is not aware of any recent rapid accumulation of a significant portion of ChinaCast’s outstanding common stock, the Rights Plan is intended to protect the Company and its stockholders from efforts to obtain control of the Company that are inconsistent with the best interests of the Company and its stockholders.

Under the Rights Plan, each stockholder, at the close of business on October 7, 2011, will receive a dividend distribution of one right for each share of common stock held.  Each right entitles stockholders to purchase one one-hundredth of a share of a new series of junior participating preferred stock in certain circumstances at a price of $20.00 per one one-hundredth of a share of the junior participating preferred stock.  The rights will become exercisable in the event that any person or group, without prior Board approval, acquires 15% or more of the Company’s common stock or announces a tender offer which, if consummated, results in the ownership of 15% or more of the Company’s common stock.  If the rights become exercisable, all rights holders (other than the person triggering the rights) will be entitled to acquire the Company’s common stock at a 50% discount.  In addition, at any time after a 15% position is acquired and prior to the acquisition by any person or group of 50% or more of the Company’s outstanding common stock, the Board of Directors may, at its option, require each outstanding right (other than rights held by the acquiring person or group) to be exchanged for one share of common stock (or one common stock equivalent).  The Rights Plan will expire on September 26, 2012.

The rights will trade with ChinaCast’s common stock, unless and until they are separated upon the occurrence of certain future events.  ChinaCast’s board may terminate the Rights Plan or redeem the rights prior to the time the rights are triggered. Further details of the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

On September 25, 2011, in consideration of the best interests of the Company and its stockholders, the Board of Directors voted to remove Ned Sherwood from the Company's Audit Committee. The Company intends to fill the vacancy created by Mr Sherwood's removal promptly.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities:  The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan.  These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

EXHIBIT 99.1

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael Santos, President-International
+1-347-482-1588
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net